[The following document was circulated by Edwin N. Clift, Chairman and Chief Executive Officer, to employees of the Company and the Bank on January 19, 2007]

TO:	All Employees

FROM:	Ed Clift

DATE:	January 19, 2007

SUBJECT:	Merger with Chittenden Corporation

Today, I am pleased to announce Merrill Merchants Bancshares, Inc. (the “Company”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with Chittenden Corporation (“Chittenden”), a regional financial services company headquartered in Burlington, Vermont. Chittenden currently owns Chittenden Bank (VT) and four other subsidiary banks located in New England, including Maine Bank and Trust (ME), Ocean National Bank (ME/NH), The Bank of Western Massachusetts (MA), and Flagship Bank and Trust Company (MA), as well as a number of related specialized businesses.

The terms of the Merger Agreement provide for the Company to be merged with and into Chittenden with Chittenden being the surviving organization. Following the merger, Merrill Bank (the “Bank”) will retain its current name and logo and will continue its operations as a wholly-owned subsidiary of Chittenden.

The merger is designed to serve the interests of our communities, shareholders, and employees by strengthening the Bank’s resources and making it more competitive in the current banking environment and our particular marketplace. Chittenden firmly believes in maintaining the autonomy of its subsidiary banks and its acquisition record, including the two Maine banks, bears this out. We will continue to make decisions locally and maintain our focus on providing great customer service.

You are very important to us. Merrill Bank’s success is directly attributable to the people who work here and we want that to continue. I’ve always said that banking is a people business. Customers choose us because they like us and trust us and we don’t want that to change.

As part of the merger, Merrill will be centralizing some of its operational functions in Vermont. It is our goal to place as many of the employees affected by this relocation as possible. We will be opening two new branches this year (Waterville and Broadway) as well as adding a local Call Center and expanding our Cash Management Services to include Payroll and Merchant Services. Our Credit Department will be expanded and Wealth Management Services will also be enhanced. All of these functions will require staffing and there will be other positions available due to normal attrition.

There is much work to be done before the merger can be completed, including obtaining the approval of the Company’s stockholders and of the banking regulators. We anticipate this process will take approximately four months. While there are numerous details to be worked out, we want to provide you with as many answers as we can at this time about how the merger will affect you and to ask for your continued loyalty and support during this process. You are very important to us now and going forward.

Employee Credit for Service and Vesting under Chittenden’s Benefit Programs
Chittenden currently maintains a variety of employee benefit programs for their employees. If Chittenden elects to replace any plans provided by the Company or the Bank with its own plans, you will be given credit for service under these new plans and programs for purposes of eligibility and vesting. More information will be provided to you at a later date concerning the details of the employee programs maintained by Chittenden and the impact these changes will have on each employee. While the benefits may not be identical, we anticipate that they will be similar to those currently provided by Merrill.

No Interruption in Benefits Coverage
Your current benefits will continue until such time as the merger with Chittenden is complete and you are enrolled in its plans. In addition to service credit, Chittenden will arrange for your deductibles and other out-of-pocket expenses paid under our health plan to be credited under the Chittenden program so that you will not be subject to double payments. Chittenden is also working with its health, life and disability insurance carriers to waive any evidence of insurability requirements or pre-existing condition limitations that might apply to new employees.

401(k) Plan Benefits are Legally Protected
Your rights under the 401(k) Plan maintained by the Bank are protected to the extent vested and accrued for service prior to the date of the merger. More information will be provided to you concerning the status of your benefits as we receive more information from Chittenden.

Employees Protected by Severance Agreements
If an eligible employee of the Bank or the Company whose employment is terminated for any reason other than “cause” (generally meaning gross negligence or dereliction in the performance of such employee’s duties, dishonesty, or commission of a crime) within one year following the merger, such eligible employee will be provided severance benefits as determined under the severance pay program established by the Merger Agreement. The eligibility for such program and amount of benefits payable will be determined under the plan adopted which will be communicated to you at a later date; however severance benefits payable will generally be related to your period of service with the Bank and the Company.

Any Unexercised, Outstanding Stock Options Exchanged for Cash
Persons with stock options to acquire shares of Company common stock will continue to have the right to exercise such options until immediately prior to the closing of the merger. To the extent that any person has an unexercised option that has not expired pursuant to its terms as of the closing of the merger, such person will receive a cash payment for such option equal to $31.00 minus the exercise price of the option (less any applicable tax withholdings) for each such option payable on the closing of the Merger.

This memorandum is intended to provide you with a summary of the information we now have available regarding the merger. The information contained in this memo is subject to change as circumstances may warrant. We will be keeping you abreast of developments as we know more details.

In no case should an employee speak to a reporter or media representative about the Bank or the merger. Any and all inquiries from the media should be directed to me or to Jane Madigan.

Members of management will be visiting branches and departments over the next several days to meet with you, answer questions, and respond to concerns you may have. Barbara Cochran, our Benefits Coordinator, is also available to answer your questions.

Some websites you may want to visit:
www.chittenden.com
www.mainebank.com
www.eocean.com

This release contains certain forward-looking statements. These forward-looking statements may be contained in this release, quarterly and annual filings with the Securities and Exchange Commission (the “SEC”), the Annual Report to Shareholders, other filings with the SEC, and in other communications by Merrill Merchants Bancshares, Inc. and its wholly-owned subsidiary, Merrill Merchants Bank, which are made in good faith pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. In preparing these disclosures, management must make assumptions, including, but not limited to, the level of future interest rates, prepayments on loans and investment securities, required levels of capital, needs for liquidity, and the adequacy of the allowance for loan losses. These forward-looking statements may be subject to significant known and unknown risks, uncertainties, and other factors, including, but not limited to, those matters referred to in the preceding sentence.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results discussed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Merrill Merchants Bancshares, Inc. undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You are also urged to carefully review and consider the various disclosures made by Merrill Merchants Bancshares, Inc. which attempt to advise interested parties of the facts which affect Merrill Merchants Bancshares, Inc.’s business.

Additional Information about the Merger and Where to Find It

In connection with the proposed acquisition of Merrill Merchants Bancshares, Inc., Chittenden Corporation and Merrill Merchants Bancshares, Inc. intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHITTENDEN CORPORATION, MERRILL MERCHANTS BANCSHARES, INC. AND THE MERGER. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Chittenden Corporation or Merrill Merchants Bancshares, Inc. with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Chittenden Corporation by directing a written request to Chittenden Corporation, 2 Burlington Square, Burlington, Vermont 05402-0820, Attention: General Counsel, and free copies of the documents filed with the SEC by Merrill Merchants Bancshares, Inc. by directing a written request to Merrill Merchants Bancshares, Inc., 201 Main Street, Bangor, Maine 04401, Attention: Secretary.

Chittenden Corporation, Merrill Merchants Bancshares, Inc. and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Merrill Merchants Bancshares, Inc. in connection with the merger. Information about the directors and executive officers of Chittenden Corporation and Merrill Merchants Bancshares, Inc. and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Chittenden Corporation’s directors and executive officers in the proxy statement for Chittenden Corporation’s annual meeting of stockholders filed with the SEC on March 8, 2006. You can find information about Merrill Merchants Bancshares, Inc.’s directors and executive officers in the proxy statement for Merrill Merchants Bancshares, Inc.’s 2005 annual meeting of shareholders filed with the SEC on March 13, 2006. You can obtain free copies of these documents from the SEC, Chittenden Corporation or Merrill Merchants Bancshares, Inc. using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.